Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS SECOND QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, August 6, 2021 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended June 30, 2021. Net income attributable to MGP Class A shareholders for the quarter was $43.9 million, or $0.28 per dilutive share.
Financial highlights for the second quarter of 2021:
•Consolidated rental revenue of $188.3 million;
•Consolidated net income of $73.7 million, or $0.28 per diluted Operating Partnership unit;
•Consolidated Funds From Operations(1) (“FFO”) of $142.0 million, or $0.53 per diluted Operating Partnership unit;
•Consolidated Adjusted Funds From Operations(2) (“AFFO”) of $171.8 million, or $0.65 per diluted Operating Partnership unit;
•Consolidated Adjusted EBITDA(3) (“Adjusted EBITDA”) of $244.3 million;
•General and administrative expenses of $4.3 million; and
•Income from unconsolidated affiliate of $25.3 million.

As of June 30, 2021, there were approximately 268.0 million Operating Partnership units outstanding in the Operating Partnership of which MGM owned approximately 111.4 million, or 41.6%, while MGP owns the remaining 58.4%.

On May 11, 2021, the Company entered into an agreement to acquire the real estate assets of MGM Springfield from MGM Resorts International (“MGM”) for $400 million in cash. MGM Springfield will be added to the Company’s existing master lease with MGM and the annual rent payment will increase by $30 million, $27.0 million of which will be fixed and contractually grow at 2% per year with escalators subject to the tenant meeting an adjusted net revenue to rent ratio. The transaction is expected to close in the fourth quarter of 2021, upon receipt of interim regulatory approvals from the Massachusetts Gaming Commission and the satisfaction of other customary closing conditions.

On August 4, 2021, the Company and the Operating Partnership entered into an agreement with VICI Properties, Inc. (“VICI”) and MGM whereby VICI will acquire the Company in a stock-for-stock transaction (such transaction, the “VICI Transaction”). Pursuant to the agreement, MGP Class A shareholders will have the right to receive 1.366 shares of newly issued VICI stock in exchange for each MGP Class A share outstanding and MGM will have the right to receive 1.366 units of the new VICI operating partnership (“VICI OP”) in exchange for each Operating Partnership unit held by MGM. The fixed exchange ratio represents an agreed upon price of $43 per share of MGP Class A share to the five-day volume weighted average price of VICI stock as of the close of business on July 30, 2021. Subsequent to the exchange, VICI OP will redeem the majority of MGM’s VICI OP units for cash consideration of $4.4 billion, with MGM retaining approximately 12.2 million VICI OP units. MGP’s Class B share that is held by MGM will be cancelled. The transaction is expected to close in the first half of 2022, subject to customary closing conditions, regulatory approvals, and approval by VICI stockholders.

“Since our IPO in 2016, MGP completed over $7 billion of real estate transactions that grew our portfolio of premier entertainment assets, including introducing innovative transaction structures to the gaming REIT universe,” said James Stewart, CEO of MGP. “As a result of our completed and announced transactions, MGP’s pro rata rental revenue has nearly doubled from $550 million at IPO to approximately $1.0 billion, our annualized dividends per share increased 44%, and our total shareholder return has more than doubled. Following the announced strategic VICI Transaction, MGP shareholders will benefit from the collective strengths of both companies.”

The following table provides a reconciliation of MGP’s consolidated net income to FFO, AFFO and Adjusted EBITDA for the three months ended June 30, 2021:

Three Months Ended June 30,
2021
Consolidated
(In thousands, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income	$73,697
Depreciation	57,772
Share of depreciation of unconsolidated affiliate	10,485
Property transactions, net	38
Funds From Operations	141,992
Amortization of financing costs and cash flow hedges	9,626
Share of amortization of financing costs of unconsolidated affiliate	64
Non-cash compensation expense	758
Straight-line rental revenues, excluding lease incentive asset	17,381
Share of straight-line rental revenues of unconsolidated affiliate	(12,135)
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,627
Acquisition-related expenses	278
Non-cash ground lease rent, net	259
Other expenses	725
Loss on unhedged interest rate swaps, net	6,455
Provision for income taxes	1,764
Adjusted Funds From Operations	171,794
Interest income	(81)
Interest expense	68,741
Share of interest expense of unconsolidated affiliate	13,582
Amortization of financing costs and cash flow hedges	(9,626)
Share of amortization of financing costs of unconsolidated affiliate	(64)
Adjusted EBITDA	$244,346

Weighted average Operating Partnership units outstanding
Basic	265,740
Diluted	265,920

Earnings per Operating Partnership unit
Basic	$0.28
Diluted	$0.28

FFO per Operating Partnership unit
Diluted	$0.53
AFFO per Operating Partnership unit
Diluted	$0.65

Financial Position
The Company had $298.2 million of cash and cash equivalents as of June 30, 2021. Cash received from rent payments under the Master Lease for the quarter ended June 30, 2021 was $210.7 million. Cash received from distributions from the unconsolidated affiliate, MGP BREIT Venture, for the quarter ended June 30, 2021 was $31.8 million.
On July 15, 2021, the Operating Partnership made a cash distribution of $138.0 million relating to the second quarter, $57.4 million of which was paid to MGM and $80.7 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.5150 per share.
The Company’s debt at June 30, 2021 was as follows (in thousands):

June 30, 2021
Senior secured credit facility:
Senior secured revolving credit facility	$—
5.625% senior notes, due 2024	1,050,000
4.625% senior notes, due 2025	800,000
4.50% senior notes, due 2026	500,000
5.75% senior notes, due 2027	750,000
4.50% senior notes, due 2028	350,000
3.875% senior notes, due 2029	750,000
Total principal amount of debt	4,200,000
Less: Unamortized discount and debt issuance costs	(37,082)
Total debt, net of unamortized debt issuance costs	$4,162,918
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 3553404. A replay of the call will be available through Friday, August 13, 2021. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10158492. The call will be archived at www.mgmgrowthproperties.com. In addition, MGP will post supplemental slides today on its website at http://www.mgmgrowthproperties.com/events-and-presentations, which includes a reconciliation of MGP’s pro rata net leverage.

1Consolidated Funds From Operations (“FFO”) is consolidated net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus depreciation, as defined by the National Association of Real Estate Investment Trusts plus the Company’s share of depreciation of its unconsolidated affiliate.

2Consolidated Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; (gain) loss on unhedged interest rate swaps, net; our share of provision for income taxes of unconsolidated affiliate; and provision for income taxes.

3Consolidated Adjusted EBITDA (“Adjusted EBITDA”) is consolidated net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); depreciation; the Company’s share of depreciation of its unconsolidated affiliate; amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue; the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; (gain) loss on unhedged interest rate swaps, net; our share of provision for income taxes of unconsolidated affiliate; interest income; interest expense (including amortization of financing costs and cash flow hedges); the Company’s share of interest expense (including amortization of financing costs) of its unconsolidated affiliate; and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of consolidated net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP, together with its joint venture, currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2020, MGP’s portfolio of destination resorts, the Park, Empire Resort Casino, and MGM Northfield Park collectively comprised approximately 32,400 hotel rooms, 1.6 million casino square footage, and 3.6 million convention square footage. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding the closing of the VICI Transaction or the MGM Springfield transaction and any benefits to be received from the transactions. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to complete the VICI Transaction and the MGM Springfield transaction on the anticipated terms or at all; MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues
Rental revenue	$188,304	$188,304
Ground lease	6,038	6,038
Total Revenues	194,342	194,342

Expenses
Depreciation	57,772	58,405
Property transactions, net	38	(66)
Ground lease expense	5,920	5,920
Acquisition-related expenses	278	358
General and administrative	4,306	3,731
Total Expenses	68,314	68,348

Other income (expense)
Income from unconsolidated affiliate	25,273	25,453
Interest income	81	2,279
Interest expense	(68,741)	(55,377)
Gain (loss) on unhedged interest rate swaps, net	(6,455)	1,588
Other	(725)	(413)
	(50,567)	(26,470)
Income before income taxes	75,461	99,524
Provision for income taxes	(1,764)	(2,499)
Net income	73,697	97,025
Less: Net income attributable to noncontrolling interest	(29,808)	(56,009)
Net income attributable to Class A shareholders	$43,889	$41,016

Weighted average Class A shares outstanding
Basic	154,367	131,527
Diluted	154,547	131,637

Earnings per Class A share
Basic	$0.28	$0.30
Diluted	$0.28	$0.30

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,194,148	$8,310,737
Lease incentive asset	497,151	507,161
Investment in unconsolidated affiliate	813,850	810,066
Cash and cash equivalents	298,175	626,385
Prepaid expenses and other assets	24,227	25,525
Above market lease, asset	39,080	39,867
Operating lease right-of-use assets	280,855	280,565
Total assets	$10,147,486	$10,600,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Debt, net	$4,162,918	$4,168,959
Due to MGM Resorts International and affiliates	245	316
Accounts payable, accrued expenses and other liabilities	75,640	124,109
Accrued interest	62,577	48,505
Dividend and distribution payable	138,029	136,484
Deferred revenue	187,019	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	341,643	341,133
Total liabilities	5,001,369	5,009,564
Commitments and contingencies
Shareholders' equity
Class A shares: no par value, 1,000,000,000 shares authorized, 156,645,628 and 131,459,651 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,554,821	3,114,331
Accumulated deficit	(475,978)	(422,897)
Accumulated other comprehensive loss	(52,385)	(51,197)
Total Class A shareholders' equity	3,026,458	2,640,237
Noncontrolling interest	2,119,659	2,950,505
Total shareholders' equity	5,146,117	5,590,742
Total liabilities and shareholders' equity	$10,147,486	$10,600,306